UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/12/2006

UNIVERSAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50284

Delaware	80-0025175
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 East Altamonte Drive, Unit 1050
Altamonte Springs, Florida 32701
(Address of principal executive offices, including zip code)

(800) 975-2076
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On August 14, 2006, the Company entered into a Stock Purchase Agreement (the "Agreement") with an individual accredited investor (the "Investor"). Pursuant to the Agreement, ten million shares were placed into an escrow account with our transfer agent pursuant to terms and conditions of the Agreement. On October 12, 2006, we cancelled the Agreement, pursuant to the provisions provided by the Agreement, with the Investor since certain obligations by the Investor had not been completely fulfilled. The Company sold a total of 245,872 shares of our common stock to the investor and the remaining 9,754,128 shares remaining in escrow will be cancelled.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ENERGY CORP.

Date: October 12, 2006	By:	/s/ Dyron M. Watford
Dyron M. Watford
Chief Financial Officer